CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 15, 1999, on the financial statements and supplemental schedules of Stewart & Stevenson 401(k) Savings Plan as of and for the years ended December 31, 1998 and 1997, included in this Form 11-K, into the previously filed Stewart & Stevenson Services, Inc., Form S-8 Registration Statement file No. 33-52903.



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Houston, Texas
June 28, 1999